Exhibit 10.4
THIRD AMENDMENT TO LEASE
     THIS THIRD AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made effective as of this 24th day of March, 2006, between HOME DEPOT U.S.A., INC., a Delaware corporation (“Landlord”), as successor and assigns to CUMBERLAND OFFICE PARK, LLC and EBANK.COM, a Georgia corporation (“Tenant”).
WITNESSETH
     Whereas, Prentiss Properties Acquisition Partners, L.P., as the initial landlord and tenant entered into that certain Lease agreement dated June 30,1999, as amended by that certain First Amendment to the lease dated as of August 18, 1999 (the “First Amendment”), with respect to that certain “premises” (as defined in Section 1.1A of the Lease, as amended by the First Amendment) composed of approximately 4,645 rentable square feet on the second (2nd) floor of the building commonly known as Cumberland Office Park, 2690 Cumberland Parkway, Atlanta, Georgia (the “Building”); and
     Whereas, Cumberland Office Park, LLC became the successor-in-interest to all of the right, title and interest of the landlord or “lessor” under the Lease and entered into a Second Amendment dated as of April 13, 2004 (the “Second Amendment”) (as so amended, the “Lease”), and
     Whereas, Landlord is the successor-in-interest to all of the right, title and interest of the landlord or “lessor” under the Lease: and
     Whereas, Landlord and Tenant desire to extend the term and otherwise to amend and nmodify the Lease as set forth in this Third Amendment.
     Now, Therefore, for and in consideration of the sum of ten and No/100 Dollars ($10.00), the foregoing premises and the respective undertakings of the parties and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowkledged, Landlord and tenant hereby agree as follows:
     1. Defined Terms. Each capitalized term used in this Third Amendment shall have the meaning ascribed to it in the Lease, unless such otherwise defined in this Third Amendment.
     2. Amendments. As of the Effective Date, the Lease is hereby amended as follows:
          (a) Extension of Term. The Term of the Lease as to the Retained Space is hereby extended for thirty-six (36) months, so that the new expiration date thereof shall be October 31, 2009.
          (b) Base Monthly Rent. Tenant shall pay as Base Monthly Rent on a Full Service basis for the Premises in the amount of:

               (i) $15.50 per RSF, from November 1, 2006 through October 31 2007;
               (ii) $15.81 per RSF, from November 1, 2007 through October 31, 2008; and
               (iii) $16.13 per RSF, from November 1, 2008 through October 31, 2009.
          (c) Base Year. During this Extension Term, the “Base Year Operating Costs” shall be the Operating Costs for calendar year 2006.
          (d) Tenant Improvements and Condition of Premises; Disclaimer. Tenant hereby acknowledges and agrees that it has had sufficient opportunity to inspect the Premises and any improvements located therein, and the Premises being leased to Tenant in its present “AS IS” condition, without representation, warranty or covenant from landlord. Landlord shall have no obligation to construct or install any improvements of any kind or character whatsoever in or to the Premises or to provide any tenant improvement allowance or other allowance.
          (e) Address for Notices. Landlord’s addresses under the Lease are as follows:

Address for Notices:	Home Depot USA, Inc
2455 Paces Ferry Road
Building C-20
Atlanta, GA 30339-4024
Attn: Vice President-Real Estate Law

With a copy in all cases to:

Home Depot USA, Inc
2455 Paces Ferry Road
Building C-20
Atlanta, GA 30339-4024
Attn: Senior Corporate Counsel/Real Estate

Address for Rent Payment:	Home Depot USA, Inc.
c/o Pope and Land
3225 Cumberland Boulevard
Suite 400
Atlanta, GA 30339
     3. Brokers. Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any realtors, brokers or agents in connection with the negotiation of this Amendment, except that CTR Partners, LLP represented Tenant in connection with this Amendment and CB Richard Ellis represented Landlord in connection with this Amendment (collectively, the “Brokers”) and each party agrees to hold the other harmless from the failure to pay any realtors, brokers or agents (other than the Brokers) and from any cost, expense or liability for any compensation, commission or changes claimed by any other realtors, brokers or agents (other than the Brokers) claiming by, through or on behalf of it with respect to this Amendment and/or the negotiation hereof.
     4. Full Force and Effect. Except as expressly amended herein, the Lease is unmodified and remains in full force and effect.
     5. Counterparts. This Amendment may be executed in counterparts, each of which, when combined, shall constitute one single, binding agreement.
     IN WITNESS WHEREOF, the parties hereto have executed this Amendment the day and year first above written.

TENANT :

EBANK.COM, INC, a Georgia corporation

By:	ebank /s/ David S. Haley

Name:	David S. Haley
Its:	SVP, COI CISO
Date:	3/24/06

TENANT :

HOME DEPOT U.S.A., INC., a Delaware
corporation

By:	/s/ Jeff Israel

Name:	Jeff Israel
Its:	Director – Legal
Date:	3-27-06